As filed with the Securities and Exchange Commission on July 21, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Black Knight Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-4794891
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida 32204
(Address, including zip code, of registrant's principle executive officers)
Black Knight Financial Services, Inc. Employee Stock Purchase Plan
Fidelity National Financial Group 401(k) Profit Sharing Plan
(Full title of the plan)
________
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Name and address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Non-accelerated filer ☑	Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Class A Common Stock, par value $0.0001per share	5,000,000 (3)	$29.01	$145,050,000	$16,854.81
Class A Common Stock, par value $0.0001per share	5,000,000 (4)	$29.01	$145,050,000	$16,854.81
Total	10,000,000		$290,100,000	$33,709.62

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also registers any additional securities to be offered or issued in connection with stock splits, stock dividends, recapitalizations or similar transactions. Pursuant to Rule 416(c) of the Securities Act, the indeterminate amount of interests to be offered and sold pursuant to the Fidelity National Financial Group 401(k) Profit Sharing Plan were previously registered on a registration statement on Form S-8 (Reg. No. 333-132843), as amended, filed by Fidelity National Financial, Inc., the parent of Black Knight Financial Services, Inc.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of our Class A Common Stock as reported in the consolidated reporting system on July 20, 2015.

(3)	Represents Class A Common Stock available for future issuance under the Black Knight Financial Services, Inc. Employee Stock Purchase Plan.

(4)	Represents Class A Common Stock available for future issuance under the Fidelity National Financial Group 401(k) Profit Sharing Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s prospectus, filed on May 21, 2015 pursuant to Rule 424(b) under the Securities Act (SEC File No. 333-201241), in which there is set forth the Registrant’s audited consolidated financial statements for the latest fiscal year for which such statements have been filed;

(b)
All other reports filed* pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the prospectus referred to in (a) above (SEC File No. 001-37394); and

(c)
The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 14, 2015, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description (SEC File No. 001-37394).

*Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement, unless expressly incorporated into this Registration Statement. The Registrant’s Exchange Act file number with the SEC is 001-37394.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of Registration Statement.
Item 4.        Description of Securities.
Not applicable.
Item 5.        Interests of Named Experts and Counsel.
None.
Item 6.        Indemnification of Directors and Officers.
The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Registrant’s amended and restated certificate of incorporation authorizes the indemnification of its officers and directors, consistent with Section 145 of the DGCL.
Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.
Item 7.        Exemption from Registration Claimed.
Not applicable.
Item 8.        Exhibits.
Exhibit No.    Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2015)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 28, 2015)

5.1
Internal Revenue Service determination letter relating to qualification of the 401(k) Plan under Internal Revenue Code Section 401, dated June 4, 2014 (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed by Fidelity National Financial, Inc. on June 30, 2014 (SEC File No. 333-197124))

23.1	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Black Knight Financial Services, Inc. Employee Stock Purchase Plan

99.2	Fidelity National Financial Group 401(k) Profit Sharing Plan
Item 9.        Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(A)
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on  July 21, 2015.
Black Knight Financial Services, Inc.
By: /s/ Michael L. Gravelle
Name:     Michael L. Gravelle
Title:     Executive Vice President, General Counsel and Corporate Secretary
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael L. Gravelle and Kirk T. Larsen, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William P. Foley, II William P. Foley, II	Executive Chairman	July 21, 2015
/s/ Thomas J. Sanzone Thomas J. Sanzone	President and Chief Executive Officer (Principal Executive Officer)	July 21, 2015
/s/ Kirk T. Larsen Kirk T. Larsen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2015
/s/ Thomas M. Hagerty Thomas M. Hagerty	Director	July 21, 2015
/s/ David K. Hunt David K. Hunt	Director	July 21, 2015
/s/ Richard N. Massey Richard N. Massey	Director	July 21, 2015
/s/ Ganesh B. Rao Ganesh B. Rao	Director	July 21, 2015
/s/ John D. Rood John D. Rood	Director	July 21, 2015

EXHIBIT INDEX
Exhibit No.    Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2015)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 28, 2015)

5.1
Internal Revenue Service determination letter relating to qualification of the 401(k) Plan under Internal Revenue Code Section 401, dated June 4, 2014 (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed by Fidelity National Financial, Inc. on June 30, 2014 (SEC File No. 333-197124))

23.1	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Black Knight Financial Services, Inc. Employee Stock Purchase Plan

99.2	Fidelity National Financial Group 401(k) Profit Sharing Plan